UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2003

Date of Report (Date of earliest event reported)

EXULT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30035	33-0831076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

121 Innovation Drive, Suite 200

Irvine, CA 92612

(Address of principal executive offices)

(949) 856-8800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address of principal executive offices, if changed since last report)

This is an amendment to the Current Report on Form 8-K originally filed with the Securities and Exchange Commission (“SEC”) on June 24, 2003 in connection with the Registrant’s acquisition (the “Acquisition”) of certain assets and corporate entities (such assets and corporate entities collectively, the “Acquired Assets”) from PricewaterhouseCoopers LLP and various PricewaterhouseCoopers entities (collectively, “Sellers”).

Item 7.    Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

At the time of the Acquisition, the Sellers did not account for the Acquired Assets as an independent entity. As a result, financial statements for the combined Acquired Assets were not available at the time of our original filing. Such separate combined financial statements have since been prepared and upon review, the Registrant has determined that, as the Acquired Assets do not constitute a “significant amount of assets” (as such term is used in Item 2 of Form 8-K), no financial information is required to be filed under this Item 7(a).

(b)    Pro forma financial information.

As no financial information is required to be filed under Item 7(a), no pro forma financial information will be filed under this Item.7(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exult, Inc.

(Registrant)

/s/    BRIAN W. COPPLE

Brian W. Copple, Vice President

(Signature)

Date: August 25, 2003

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